Exhibit 5.1

February 21, 2006

Global Services Partners Acquisition Corp.

3130 Fairview Park Drive, Suite 500

Falls Church, Virginia 22042

Re:	Global Services Partners Acquisition Corp.
Registration Statement on Form S-1

Dear Sir/Madam:

We refer to the Registration Statement (the “Registration Statement”) filed by Global Services Partners Acquisition Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), in connection with the sale of up to (i) 460,000 Series A Units (the “Series A Units”), each Series A Unit consisting of (a) two shares of the Company’s common stock (the “Common Stock”) and (b) ten Class Z Warrants, each to purchase one share of Common Stock (the “Class Z Warrants”), (ii) 2,990,000 Series B Units (the “Series B Units”), each Series B Unit consisting of (x) two shares of the Company’s Class B common stock (the “Class B Common Stock”) and (y) two Class W Warrants (the “Class W Warrants”), each to purchase one share of Common Stock, and (iii) the representative’s purchase option to purchase up to 20,000 Series A Units and/or 130,000 Series B Units (the “Purchase Option”).

In our capacity as counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Based upon the foregoing, it is our opinion that:

(i)	The shares of Common Stock included in the Series A Units, when the Series A Units are sold, paid for and issued; the shares of Common Stock issuable upon exercise of the Class Z Warrants and Class W Warrants included in the Series A Units and Series B Units, respectively, including such units issuable upon exercise of the Purchase Option; the shares of Common Stock issuable upon conversion of the Class B Common Stock included in the Series B Units; and the shares of Common Stock included in the Series A Units issuable upon exercise of the Purchase Option, when sold, paid for and issued upon conversion of the Class B Common Stock, exercise of the Class W Warrants, Class Z Warrants and/or the Purchase Option, as the case may be, and upon receipt of payment of the exercise price thereof, if applicable, in accordance with the respective terms thereof, will be duly and validly issued, fully paid and non-assessable.

(ii)	The shares of Class B Common Stock included in the Series B Units, when the Series B Units are sold, paid for and issued, will be duly and validly issued, fully paid and non-assessable.

(iii)	The Series A Units and Series B Units when issued and sold, will be valid and binding obligations of the Company, and the Series A Units and Series B Units issuable upon exercise of the Purchase Option, when sold, paid for and issued upon exercise of the Purchase Option and upon receipt of payment for the exercise price thereof in accordance with the terms thereof, will be the valid and binding obligations of the Company.

Global Services Partners Acquisition Corp.

Page -2-

February 21, 2006

(iv)	The Class Z Warrants and Class W Warrants included in the Series A Units and Series B Units, respectively, when the Series A Units and Series B Units are sold, paid for and issued, will be the valid and binding obligations of the Company; and the Class W Warrants and the Class Z Warrants issuable upon exercise of the Purchase Option, when sold, paid for and issued upon exercise of the Purchase Option and upon receipt of payment of the exercise price thereof, will be the valid and binding obligations of the Company.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP